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                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 13, 2002

Gentlemen:

We have read the first three paragraphs of Item 4 as they relate to Arthur Andersen LLP included in the Form 8-K/A dated May 31, 2002 of SportsLine.com, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP